UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2013 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

Previously, Support.com, Inc. (“Company”) and Comcast Cable Communications Management, LLC (“Comcast”) (collectively, the “Parties”) entered into an Amended and Restated Support Services Agreement, effective as of July 5, 2012 (the “Signature Support Agreement”), which included specific program descriptions attached as Exhibits  (each, a numbered “Program Description”), under which Company provided certain technical support services to Comcast customers.

Effective as of December 31, 2013 the Parties entered into a termination letter agreement (the “Letter Agreement”), which provides, among other things, for the Parties to terminate the Signature Support Agreement, in the following manner:

•
The Parties agree to terminate, effective December 31, 2013, Program Description Number 1 of the Signature Support Agreement, which covers the Company’s provision of services to Comcast Signature Support residential customers.  In connection with such termination, the Letter Agreement also provides for the waiver of certain termination fees payable by Comcast to the Company, and for the referral arrangement described under Item 1.01(a) below.

•
The Parties agree to terminate, effective March 31, 2014, Program Description Number 2 of the  Signature Support Agreement, which covers the provision of services to Comcast Signature Support small  business customers.  In connection with such termination, the Letter Agreement also provides for the waiver of certain termination fees payable by Comcast to the Company, and for the referral of existing small business customers to the Company during the wind down of the program in the first quarter of 2014.

•	The Parties agree to terminate, effective March 31, 2014, the remainder of the Signature Support Agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by the text of the Letter Agreement and by the Signature Support Agreement, including its Program Descriptions, all of which are incorporated by reference herein.

Item 1.01.  Entry into a Material Definitive Agreement

Previously, the Parties entered into a Master Service Agreement, Call Handling Service, effective October 1, 2013 (the “Bundle MSA”), which provides for the Company’s provision of certain technical support services to Comcast customers under specific statements of work (each, a “Statement of Work”) attached to the Bundle MSA. In connection with the termination of the Signature Support Agreement under the Letter Agreement as described in Item 1.02 above, and pursuant to the Bundle MSA, the Parties entered into the following agreements:

(a)
Amendment #1 to Statement of Work #1 to the Bundle MSA, under which the Company’s agents may offer and provide, following the delivery of services to customers in the bundled home network support program covered by Statement of Work #1, additional services beyond Comcast’s support boundaries for an additional fee;  and

(b)
Statement of Work #2 to the Bundle MSA, under which Company will provide, in exchange for a lump sum payment, continuing services for a small number of customers who received a Comcast promotional offer for support services, during the term of such promotion.

The foregoing descriptions of Amendment #1 to Statement of Work #1 to the Bundle MSA and Statement of Work #2 to the Bundle MSA, are qualified in their entirety by the text of those agreements, the Letter Agreement described in Item 1.02 above, the Bundle MSA, inclusive of its Statements of Work, and the Signature Support Agreement, inclusive of its Program Descriptions, all of which are incorporated by reference herein.

Item 2.05.  Costs Associated With Exit or Disposal Activities.

In connection with the Parties’ termination of the Signature Support Agreement, the Company implemented a reduction in its work-from-home agent and corporate workforce on December 30, 2013.  The Company reduced its agent workforce by 210 employees, and its corporate workforce by 15 employees.  The affected employees were terminated as of December 30, 2013, with certain corporate employees remaining with the Company for a limited time thereafter.  As a result, the Company anticipates incurring total severance costs for this reduction of approximately $430,000 in the fourth quarter of 2013, which are expected to be paid in cash during the first quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary